SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2004

DTLL, Inc.
(Exact name of Registrant as Specified in its Charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

0-30608	41-1279182
(Commission File Number)	(IRS Employer Identification No.)

701 Xenia Avenue S.
Suite 130
Golden Valley, Minnesota 55416
(Address of Principal Executive Offices and Zip Code)

(763) 923 2266
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5.        Other Events

        On May 20, 2004, the Registrant issued a press release announcing that it signed a letter of intent with Apollo Diamond, Inc., and Apollo Nano-Diamond Corporation to enter into a Cooperative Technology Agreement. The full text of the press release is set forth in Exhibit 99 attached hereto and incorporated in this Report as if fully set forth herein.

Item 7.        Financial Statements and Exhibits

        Exhibit 99        Press release dated May 20, 2004.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DTLL, INC.
Date: May 20, 2004	By: /s/ Russell G. Felten
Russell G. Felten Chief Executive Officer

EXHIBIT INDEX

DTLL, Inc.Form
8-K Current Report
Dated May 20, 2004

Exhibit Number	Description

99	Press release dated May 20, 2004